UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2017

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                           Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 18, 2017.  Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934.  At the meeting, holders of the Company’s stock were asked (1) to elect ten directors to serve until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified; (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017; (3) to approve the Company’s Second Amended and Restated 2009 Equity Incentive Plan (the “Amended Equity Plan”); (4) to cast a non-binding, advisory vote upon the compensation of executive officers of the Company, as described in the Company’s Proxy Statement; and (5) to cast a non-binding, advisory vote on the frequency of the stockholders’ advisory vote on the compensation of executive officers of the Company.

Each share of common stock was entitled to one vote with respect to matters submitted to a vote of the Company’s stockholders, and the voting results reported below are final.

Proposal 1

The nominees for director received the number of votes reported below:

Nominee:	Votes “For”	Votes “Against”	Abstentions	Broker Non-votes
Glyn F. Aeppel	88,096,415	31,565,131	57,594	3,435,116
Terry S. Brown	118,040,688	1,622,725	15,727	3,435,116
Alan B. Buckelew	118,006,096	1,697,196	15,848	3,435,116
Ronald L. Havner, Jr.	51,008,998	68,692,275	17,867	3,435,116
Richard J. Lieb	113,657,967	6,045,191	15,982	3,435,116
Timothy J. Naughton	108,662,182	6,037,547	5,019,411	3,435,116
Peter S. Rummell	88,076,853	31,584,730	57,557	3,435,116
H. Jay Sarles	87,256,491	32,405,089	57,560	3,435,116
Susan Swanezy	118,675,442	1,026,774	16,924	3,435,116
W. Edward Walter	88,168,348	31,493,653	57,139	3,435,116

Accordingly, Ms. Aeppel, Mr. Brown, Mr. Buckelew, Mr. Lieb, Mr. Naughton, Mr. Rummell, Mr. Sarles, and Ms. Swanezy and Mr. Walter were elected to serve until the 2018 Annual Meeting of Stockholders.

Mr. Havner did not receive a majority of the votes cast for his re-election.  Mr. Havner remains on the Board because he was running unopposed, but in accordance with the Company’s bylaws Mr. Havner has offered to resign from the Board of Directors.  The Company believes that Mr. Havner’s failure to receive the support of a majority of votes cast for his reelection was due to his service on the boards of directors of three other publicly traded companies, which resulted in an “against” recommendation by ISS and concern among shareholders holding a significant number of shares.  In accordance with the Company’s bylaws, the Company’s Board and its Nominating and Corporate Governance Committee will consider Mr. Havner’s offer to resign, and the Board of Director’s decision as to whether to accept his offer to resign and the basis for the Boards’ decision will be disclosed no later than August 16, 2017.

Proposal 2

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2017. 121,195,834 votes were cast in favor of ratifying the selection of Ernst & Young LLP, 1,936,557 votes were cast against, and there were 21,865 abstentions.  There were no broker non-votes with respect to Proposal 2.

Proposal 3

Stockholders approved the Amended Equity Plan, as presented in the Proxy Statement.  114,377,997 votes were cast in favor of approval of the Amended Equity Plan, 5,287,962 votes were cast against, and there were 53,181 abstentions. There were 3,435,116 broker non-votes with respect to Proposal 3.

Proposal 4

Stockholders approved the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K. 111,311,257 votes were cast in favor of approval of such compensation, 8,300,571 votes were cast against, and there were 107,312 abstentions. There were 3,435,116 broker non-votes with respect to Proposal 4.

Proposal 5

Stockholders also cast a non-binding, advisory vote recommending an annual advisory vote on the compensation paid to the Company’s named executive officers.  103,504,193 votes were cast in favor of an annual vote, as recommended by the Board of Directors, 74,557 votes were cast in favor of a vote every two years, 16,092,845 votes were cast in favor a vote every three years, and there were 47,545 abstentions.  There were 3,435,116 broker non-votes with respect to Proposal 5.

The Company’s Board of Directors has determined that the Company will include a stockholder vote on the compensation of executives in its proxy materials each year until the next required vote on the frequency of stockholder votes on the compensation of the Company’s executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

May 19, 2017
	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer